10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund:
Intermediate Muni Bond Fund
Security:
MASS DEPT OF TRANS - SERIES B
Advisor:
EIMCO
Transaction Date:
5/19/2010
Cost:
5,000,000.00
Offering Purchase:
0.5594%
Broker :
Citi
Underwriting Syndicate Members:
Citi
Bank of America Merrill Lynch
Barclays Capital
Wells Fargo Securities

Fund:
Intermediate Muni Bond Fund
Security:
Philadelphia School district
Advisor:
EIMCO
Transaction Date:
3/10/2010
Cost:
3,000,000.00
Offering Purchase:
0.8446%
Broker :
Merrill Lynch
Underwriting Syndicate Members:
Wells Fargo
Citi
JP Morgan

Fund:
Intermediate Muni Bond Fund
Security:
NEW YORK URBAN DEVELOPMENT
Advisor:
EIMCO
Transaction Date:
11/18/2009
Cost:
2,780,000.00
Offering Purchase:
0.1852%
Broker :
Goldman
Underwriting Syndicate Members:
Wells Fargo
JP Morgan

Fund:
Intermediate Muni Bond Fund
Security:
City of Philadelphia
Advisor:
EIMCO
Transaction Date:
8/13/2009
Cost:
2,000,000.00
Offering Purchase:
3.3858%
Broker :
Goldman
Underwriting Syndicate Members:
Wells Fargo
Merrill Lynch

Fund:
Intermediate Muni Bond Fund
Security:
North Carolina Eastern Muni Power
Advisor:
EIMCO
Transaction Date:
9/17/2009
Cost:
1,000,000.00
Offering Purchase:
0.3576%
Broker :
Citi
Underwriting Syndicate Members:
Wells Fargo
Barclays Capital